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                                                                   EXHIBIT 10.1H

                                AMENDMENT NO. 7

                                      TO

                             MANAGEMENT AGREEMENT


    THIS AGREEMENT made as of October 1, 1995, is by and between SIZELER PROPERTY INVESTORS, INC., a Delaware corporation (the "Company"), and SIZELER REAL ESTATE MANAGEMENT CO., INC., a Louisiana corporation (the "Manager");

                              W I T N E S S E T H

    WHEREAS, the Company and the Manager are parties to a certain Management Agreement dated as of December 28, 1986, as amended, (the "Management Agreement"); and

    WHEREAS, the Company and the Manager desire to amend the Management Agreement with respect to compensation to be paid to the Manager for its Management Services hereunder;

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

    1. Subsection (i) of Section 6 (a) of the Management Agreement (as amended by Amendment No. 2, dated December 30, 1986, Amendment No. 4, dated August 6, 1991, and Amendment No. 5, dated January 1, 1993), is hereby deleted in its entirety, and the following is substituted therefore:

    "(i) A base management fee of sixty-five one-hundredths of one percent (.65%) of the Company's gross investment in real properties. The term "gross investment" is defined as the initial cost to the Company plus costs capitalized subsequent to acquisition, computed without regard to deductions for depreciation or amortization expense. With respect to properties managed by the Manager that are owned by a partnership or joint venture in which the Company is a partner, the base fee shall be calculated on the partnership's or joint venture's gross investment in such properties, determined as hereinabove set forth.

    For each fiscal year, the Company's gross investment in real properties shall be determined with reference to Schedule III (Real Estate and Accumulated Depreciation) to the Company's Form 10-K of the preceding fiscal year. Changes in the Company's gross investment in any of its properties as a result of additional capitalized costs shall be taken into account in computing the base management fee effective on the first day of the next succeeding calendar year following the date the improvements made, relating to such capitalized costs, are placed in service. Changes in the base fee payable with respect to property acquisitions or dispositions shall become effective on the actual date of such property acquisition or disposition. The Company's gross investment in undeveloped land parcels shall not be taken into account in computing the base management fee.

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    With respect to each fiscal year, the base management fee shall be increased or decreased by the percentage increase or decrease in the Company's funds from operations per share, computed on a consistent basis, from the prior to the current fiscal year. Funds from operations (FFO) shall be computed in accordance with the definition of FFO as then adopted by the National Association of Real Estate Investment Trusts (NAREIT). Any resulting increase or decrease in the base management fee for a fiscal year shall be paid to the Manager or reimbursed to the Company within sixty (60) days following the end of each fiscal year. Notwithstanding such increase or decrease in the base management fee for any particular fiscal year, the base management fee for each successive fiscal year shall initially be calculated utilizing the percentage rate as hereinabove set forth."

    The amended provisions of this agreement are effective as of January 1, 1995.

    IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed as of the date first above written.


                                  SIZELER REAL ESTATE MANAGEMENT CO., INC.


                                  By:      /s/ Thomas S. Davidson
                                     -------------------------------------
                                        Thomas S. Davidson, President


                                  SIZELER PROPERTY INVESTORS, INC.


                                  By:       /s/ John J. Gilluly, Jr.
                                     --------------------------------------
                                     John J. Gilluly, Jr., President/
                                       Treasurer

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